Exhibit 99.2
Carrier Global Corporation
2024 Segment Results
(Unaudited)

	2024
(In millions)	Q1	Q2	Q3	Q4	Full Year
Climate Solutions Americas
Net sales	$2,360	$2,865	$2,961	$2,341	$10,527
Segment operating profit	425	713	750	435	2,323
Segment operating margin	18.0%	24.9%	25.3%	18.6%	22.1%

Climate Solutions Europe
Net sales	$1,292	$1,194	$1,246	$1,252	$4,984
Segment operating profit	167	93	129	80	469
Segment operating margin	12.9%	7.8%	10.4%	6.4%	9.4%

Climate Solutions Asia Pacific, Middle East & Africa
Net sales	$884	$902	$840	$874	$3,500
Segment operating profit	108	157	106	95	466
Segment operating margin	12.2%	17.4%	12.6%	10.9%	13.3%

Climate Solutions Transportation
Net sales	$884	$973	$937	$681	$3,475
Segment operating profit	113	138	137	97	485
Segment operating margin	12.8%	14.2%	14.6%	14.2%	14.0%

Segment Total
Net sales	$5,420	$5,934	$5,984	$5,148	$22,486
Segment operating profit	813	1,101	1,122	707	3,743
Segment operating margin	15.0%	18.6%	18.8%	13.7%	16.6%

	2024
(In millions)	Q1	Q2	Q3	Q4	Full Year
Reconciliation to Earnings before income taxes
Segment operating profit	$813	$1,101	$1,122	$707	$3,743

Corporate and other	(49)	(45)	(78)	(29)	(201)
Restructuring costs	(8)	(29)	(60)	(11)	(108)
Amortization of acquired intangibles	(172)	(170)	(175)	(172)	(689)
Acquisition step-up amortization	(111)	(109)	(31)	(31)	(282)
Acquisition/divestiture-related costs	(48)	(24)	(15)	(8)	(95)
Viessmann-related hedges	(86)	—	—	—	(86)
Gain on liability adjustment	46	—	—	—	46
CCR gain	—	—	—	318	318
Non-service pension (expense) benefit	—	—	(1)	—	(1)
Interest (expense) income, net	(141)	(157)	8	(81)	(371)
Earnings before income taxes	$244	$567	$770	$693	$2,274

Carrier Global Corporation
2023 Segment Results
(Unaudited)

	2023
(In millions)	Q1	Q2	Q3	Q4	Full Year
Climate Solutions Americas
Net sales	$2,215	$2,719	$2,694	$1,987	$9,615
Segment operating profit	332	579	660	260	1,831
Segment operating margin	15.0%	21.3%	24.5%	13.1%	19.0%

Climate Solutions Europe
Net sales	$522	$498	$453	$464	$1,937
Segment operating profit	61	43	44	29	177
Segment operating margin	11.7%	8.6%	9.7%	6.3%	9.1%

Climate Solutions Asia Pacific, Middle East & Africa
Net sales	$883	$993	$863	$842	$3,581
Segment operating profit	65	122	101	73	361
Segment operating margin	7.4%	12.3%	11.7%	8.7%	10.1%

Climate Solutions Transportation
Net sales	$898	$972	$925	$1,023	$3,818
Segment operating profit	124	132	121	117	494
Segment operating margin	13.8%	13.6%	13.1%	11.4%	12.9%

Segment Total
Net sales	$4,518	$5,182	$4,935	$4,316	$18,951
Segment operating profit	582	876	926	479	2,863
Segment operating margin	12.9%	16.9%	18.8%	11.1%	15.1%

	2023
(In millions)	Q1	Q2	Q3	Q4	Full Year
Reconciliation to Earnings before income taxes
Segment operating profit	$582	$876	$926	$479	$2,863

Corporate and other	(50)	(47)	(49)	(68)	(214)
Restructuring costs	(4)	(10)	(29)	(32)	(75)
Amortization of acquired intangibles	(37)	(36)	(35)	(35)	(143)
Acquisition step-up amortization	(11)	(10)	(10)	(10)	(41)
Acquisition/divestiture-related costs	(12)	(11)	(35)	(65)	(123)
TCC acquisition-related gain	(8)	—	—	—	(8)
Viessmann-related hedges	—	(111)	(257)	272	(96)
Bridge loan financing costs	—	—	(1)	(2)	(3)
Non-service pension (expense) benefit	—	—	—	(1)	(1)
Interest (expense) income, net	(32)	(55)	(39)	(34)	(160)
Earnings before income taxes	$428	$596	$471	$504	$1,999
2